Exhibit 4.5

SECURITY AGREEMENT

THIS SECURITY AGREEMENT (this "Security Agreement") is entered into as of May 9, 2007, by and among VERUTEK TECHNOLOGIES, INC., a Nevada corporation (the "Company") and NITE CAPITAL MASTER, LTD, solely in its capacity as the Collateral Agent for the benefit of the Purchasers (as defined below) pursuant to the Securities Purchase Agreement (as defined below) (the "Collateral Agent").

RECITALS

WHEREAS, the Company has agreed, on the terms and subject to the conditions set forth in the Securities Purchase Agreement, dated as of May 9, 2007 (the "Securities Purchase Agreement"), to issue and sell to the Purchasers named therein (the "Purchasers") (A) a 6.0% Secured Convertible Note in the form attached to the Securities Purchase Agreement (the "Notes") and (B) a Warrant in the form attached to the Securities Purchase Agreement (the "Warrants"); and

WHEREAS, it is a condition precedent to the effectiveness of the Securities Purchase Agreement and the obligations of the Purchasers to purchase the Notes and the Warrants from the Company under the Securities Purchase Agreement that the Company shall have executed and delivered this Security Agreement in favor of the Purchasers and the Collateral Agent.

NOW, THEREFORE, in consideration of these premises and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

Article 1.Definitions.

 1.1 Unless otherwise defined herein, capitalized terms used herein shall have the meanings ascribed to such terms in the Securities Purchase Agreement, and the following terms which are defined in the Uniform Commercial Code of the State of New York, as now or hereafter in effect, are used herein as so defined: Accounts, Chattel Paper, Commercial Tort Claims, Deposit Accounts, Documents, Equipment, Farm Products, Fixtures, General Intangibles, Instruments, Inventory, Investment Property, Proceeds, and Supporting Obligations.

1.2In addition, the following terms shall have the following meanings:

"Contracts" means all contracts and agreements to which the Company is a party, as each may be amended, supplemented or otherwise modified from time to time, including, without limitation, (i) all rights of the Company to receive moneys due and to become due to it thereunder or in connection therewith, (ii) all rights of the Company to damages arising out of or for breach or default in respect thereof and (iii) all rights of the Company to exercise all remedies thereunder, to the extent such interests may be assigned without creating a default under such contract or agreement.

"Copyright License" means any agreement, written or oral, providing for the grant by or to the Company of any right to use any Copyright including, without limitation, any thereof referred to in Schedule 1 attached hereto.

"Copyrights" means (a) all registered United States copyrights in all Works, now existing or hereafter created or acquired, all registrations and recordings thereof, and all applications in connection therewith, including, without limitation, registrations, recordings and applications in the United States Copyright Office including, without limitation, any thereof referred to in Schedule 1 attached hereto, and (b) all renewals thereof including, without limitation, any thereof referred to in Schedule 1 attached hereto.

"Intellectual Property" means all Copyrights, Copyright Licenses, Patents, Patent Licenses, Trademarks and Trademark Licenses.

"Patent License" means all agreements, whether written or oral, providing for the grant by or to the Company of any right to manufacture, use or sell any invention covered by a Patent, including, without limitation, any thereof referred to in Schedule 1 attached hereto.

"Patents" means (a) all letters patent of the United States or any other country and all reissues and extensions thereof, including, without limitation, any thereof referred to in Schedule 1 attached hereto, and (b) all applications for letters patent of the United States or any other country and all divisions, continuations and continuations-in-part thereof, including, without limitation, any thereof referred to in Schedule 1 attached hereto.

"Permitted Senior Debt" means the following: (1) the Company, as borrower, executed a term promissory note with Webster National Bank, N.A. (the "Bank") on August 16, 2006 in the amount of $82,500 for a term of sixty months at the rate of 9.25% per year (the "Term Note"); (2) the Company, as borrower, executed a revolving credit promissory note with the Bank on May 26, 2006 in the amount of $350,000, terminating on May 25, 2007 (the "Revolving Note"); and (3) any debt facility which replaces and satisfies the Term Note or the Revolving Note in its entirety, including but not limited to outstanding principal, accrued interest, default penalties and any other payments thereunder.

"Required Holders" means the holders of Notes representing at least two-thirds (2/3rd) of the aggregate principal amount of the Notes then outstanding.

"Secured Obligations" means any and all indebtedness, liabilities and obligations of the Company to the Purchaser evidenced by and/or arising pursuant to the Securities Purchase Agreement or the Notes or any other Transaction Documents, now existing or hereafter arising, whether direct, indirect, related, unrelated, fixed, contingent, liquidated, unliquidated, joint, several or joint and several, including, without limitation, the obligations of the Company to repay principal of the Notes, to pay interest on the Notes (including, without limitation, interest accruing after any bankruptcy, insolvency, reorganization or other similar filing) and to pay all fees, indemnities, costs and expenses (including attorneys' fees) provided for in the Securities Purchase Agreement or the Notes or any other Transaction Documents.

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"Trademark License" means any agreement, written or oral, providing for the grant by or to the Company of any right to use any Trademark, including, without limitation, any thereof referred to in Schedule 1 attached hereto.

"Trademarks" means (a) all trademarks, trade names, corporate names, company names, business names, fictitious business names, trade styles, service marks, logos and other source or business identifiers, and the goodwill associated therewith, now existing or hereafter adopted or acquired, all registrations and recordings thereof, and all applications in connection therewith, whether in the United States Patent and Trademark Office or in any similar office or agency of the United States, any state thereof or any other country or any political subdivision thereof, or otherwise, including, without limitation, any thereof referred to in Schedule 1 attached hereto; and (b) all renewals thereof including, without limitation, any thereof referred to in Schedule 1 attached hereto.

"Work" means any work which is subject to copyright protection pursuant to Title 17 of the United States Code.

Article 2. Grant of Security Interest in the Collateral. To secure the prompt payment and performance in full when due, whether by lapse of time, acceleration or otherwise, of the Secured Obligations, the Company hereby grants to the Collateral Agent, for the benefit of the Purchasers, a continuing second priority security interest, subject only to the first priority security interest granted in connection with the Permitted Senior Debt, in, and a right to set off against, any and all right, title and interest of the Company in and to all of the assets and property of the Company, whether real or personal, tangible or intangible and whether now owned or existing or owned, acquired, or arising hereafter including, without limitation, the following (collectively, the "Collateral"):

(a)  all Accounts;

(b)  all Chattel Paper;

(c)  the Commercial Tort Claims more particularly described on Schedule 2 attached hereto;

(d)  all Copyrights;

                                               (e)        all Copyright Licenses;

(0)     all Deposit Accounts;

(g)  all Documents;

(h)  all Equipment;

(i)  all Fixtures;

(j)  all General Intangibles, including, without limitation, all rights under the Contracts not otherwise included within Accounts;

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(K)    all Instruments;

(l)      all Inventory;

(m)     all Investment Property;

(n)     all Patents and Patent Applications;

(o)      all Patent Licenses;

(p)      all Trademarks;

(q)      all Trademark Licenses;

(r)       all books, records, ledger cards, files, correspondence, computer programs, tapes, disks, and related data processing software (owned by the Company or in which it has an interest) that at any time evidence or contain information relating to any Collateral or are otherwise necessary or helpful in the collection thereof or realization thereupon; and

(s)     to the extent not otherwise included, all Proceeds, products and Supporting Obligations of any and all of the foregoing.

Notwithstanding the foregoing, the security interest granted herein shall not extend to and the term "Collateral" shall not include any specific rights under the Contracts to the extent the granting of a security interest therein is prohibited by or would constitute a default under any agreement or document otherwise permitted under the Securities Purchase Agreement governing such specific rights under the Contracts (but only to the extent such prohibition is enforceable under applicable law); provided, however, that in no event shall this provision have the effect of limiting the "blanket" lien nature of the foregoing granting clause except with respect to any such specific rights under the Contracts.

The Company and the Collateral Agent, on behalf of the Purchasers, hereby acknowledge and agree that the security interest created hereby in the Collateral (i) constitutes continuing second priority collateral security, subject only to the first priority security interest granted in connection with the Permitted Senior Debt, for all of the Secured Obligations, whether now existing or hereafter arising and (ii) is not to be construed as an assignment of any Copyrights, Copyright Licenses, Patents, Patent Licenses, Trademarks or Trademark Licenses.

Article 3. Representations and Warranties. The Company hereby represents and warrants to the Collateral Agent, for the benefit of the Purchasers, that so long as any of the Secured Obligations remain outstanding:

 3.1 Chief Executive Office; Books & Records. The Company's chief executive office and chief place of business is, and for the prior four months has been, located at the locations set forth on Schedule 3(a) hereto, and the Company keeps its books and records at such locations.

3.2Location of Collateral. The location of all Collateral owned by the

Company is as shown on Schedule 3(b) hereto.

 3.3 Ownership. The Company is the legal and beneficial owner of its Collateral and has the right to pledge, sell, assign or transfer the same. The Company's legal name, as set forth in the organizational documents for the Company recorded with the Company's jurisdiction of formation, is as shown in this Security Agreement and the Company has not in the four months preceding the date of its becoming a party hereto changed its name, been party to a merger, consolidation or other change in structure or used any tradename except as set forth in Schedule 3(c) attached hereto. Schedule 3(c) also sets forth the organizational identification number issued by the Company's state of organization or incorporation or a statement that no such number has been issued.

 3.4 Security Interest/Priority. Upon conversion of the convertible notes held by the Bridge Investors (as defined in the Notes), immediately prior to the closing hereof, this Security Agreement creates a valid second priority security interest in favor of the Collateral Agent for the benefit of the Purchasers, subject only to the first priority security interest granted in connection with the Permitted Senior Debt, in the Collateral of the Company and, when properly perfected by filing, shall constitute a valid perfected second priority security interest in such Collateral, subject only to the first priority security interest granted in connection with the Permitted Senior Debt, to the extent such security can be perfected by filing under the UCC, free and clear of all Liens except for such first priority security interest and except for the Permitted Liens.

3.5Farm Products. None of the Collateral constitutes, or is the Proceeds of,

Farm Products.

 3.6 Accounts. (i) Each Account of the Company and the papers and documents relating thereto are genuine and in all material respects what they purport to be, (ii) each Account arises out of (A) a bona fide sale of goods sold and delivered by the Company (or is in the process of being delivered) or (B) services actually rendered or to be rendered by the Company to the account debtor named therein, (iii) no Account of the Company is evidenced by any Instrument or Chattel Paper unless such Instrument or Chattel Paper has been theretofore endorsed over and delivered to the Collateral Agent and (iv) no surety bond was required or given in connection with any Account of the Company or the contracts or purchase orders out of which they arose.

3.7    Inventory.No Inventory is held by the Company pursuant to

consignment, sale or return, sale on approval or similar arrangement.

3.8    Copyrights, Patents and Trademarks.

                    (i)   Schedule 1 attached hereto includes all Copyrights, Copyright Licenses, Patents, Patent Licenses, Trademarks and Trademark Licenses owned by the Company in its own name as of the date hereof.

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(ii)  Each Copyright, Patent and Trademark of the Company is

valid, subsisting, unexpired, enforceable and has not been abandoned.

(iii)  Except as set forth in Schedule 1 attached hereto, none of such Copyrights, Patents and Trademarks is the subject of any licensing or franchise agreement.

(iv)  No holding, decision or judgment has been rendered which would limit, cancel or question the validity of any Copyright, Patent or Trademark.

(v)  No action or proceeding is pending seeking to limit, cancel or question the validity of any Copyright, Patent or Trademark, or which, if adversely determined, would have a Material Adverse Effect.

(vi)  All applications pertaining to the Copyrights, Patents and Trademarks of the Company have been duly and properly filed, and all registrations or letters pertaining to such Copyrights, Patents and Trademarks have been duly and properly filed and issued, and all of such Copyrights, Patents and Trademarks are valid and enforceable.

(vii)  The Company has not made any assignment or agreement in conflict with the security interest in the Copyrights, Patents or Trademarks of the Company hereunder.

Article 4.Covenants. The Company covenants that it will, so long as any of the

Secured Obligations remain outstanding:

 4.1 Other Liens. Defend the Collateral against the claims and demands of all other parties claiming an interest therein, keep the Collateral free from all Liens, except for the Permitted Liens, and not sell, exchange, transfer, assign, lease or otherwise dispose of the Collateral or any interest therein, except as permitted under the Securities Purchase Agreement and the other Transaction Documents.

4.2 Preservation of Collateral. Keep the Collateral in good order, condition and repair (excepting ordinary wear and tear) and not use the Collateral in violation of the provisions of this Security Agreement or any other agreement relating to the Collateral or any policy insuring the Collateral or any applicable statute, law, bylaw, rule, regulation or ordinance.

4.3 Instruments/Chattel Paper. If any amount payable under or in connection with any of the Collateral shall be or become evidenced by any Instrument or Chattel Paper, immediately deliver (subject to any delivery requirements under the Permitted Senior Debt) such Instrument or Chattel Paper to the Collateral Agent, duly indorsed in a manner satisfactory to the Collateral Agent, to be held as Collateral pursuant to this Security Agreement.

 4.4 Change in Location. Not, without providing at least thirty (30) days prior written notice to the Collateral Agent and without filing such amendments to any previously filed financing statements as the Collateral Agent may require, (a) change the location of its chief executive office and chief place of business (as well as its books and records) from the locations set forth on Schedule 3(a) attached hereto, (b) change the location of its Collateral from the locations set forth for the Company on Schedule 3(b) attached hereto, (c) change its name, be party to a merger, consolidation or other change in structure or use any tradename other than as set forth on Schedule 3(c) attached hereto, or (d) change its jurisdiction of formation from the location set forth on Schedule 3(d) attached hereto.

 4.5 Inspection. Upon reasonable notice, at such reasonable times during normal business hours and as often as may be reasonably desired, allow the Collateral Agent, any Purchaser or their respective representatives free access to and right of inspection of the tangible Collateral.

 4.6 Perfection of Security Interest. Execute and deliver to the Collateral Agent such agreements, assignments or instruments (including affidavits, notices, reaffirmations and amendments and restatements of existing documents, as the Collateral Agent may reasonably request) and do all such other things as the Collateral Agent may reasonably deem necessary or appropriate (i) to assure to the Collateral Agent its security interests hereunder, including: (A) such financing statements (including renewal statements) or amendments thereof or supplements thereto or other instruments as the Collateral Agent may from time to time reasonably request in order to perfect and maintain the security interests granted hereunder in accordance with the UCC, (B) with regard to Copyrights, a Notice of Grant of Security Interest in Copyrights in the form of Schedule 4.6(i), (C) with regard to Patents, a Notice of Grant of Security Interest in Patents for filing with the United States Patent and Trademark Office in the form of Schedule 4.6(ii) attached hereto and (D) with regard to Trademarks, a Notice of Grant of Security Interest in Trademarks for filing with the United States Patent and Trademark Office in the form of Schedule 4.6(iii) attached hereto, (ii) to consummate the transactions contemplated hereby and (iii) to otherwise protect and assure the Collateral Agent of its rights and interests hereunder, including, without limitation: (A) if any Account, Contract, Chattel Paper, Instrument, General Intangible and each Patent License and Trademark License shall be evidenced by a promissory note or other instrument or chattel paper, delivering and pledging to the Collateral Agent hereunder, to the extent not required to be delivered and pledged under the Permitted Senior Debt, such note, instrument or chattel paper duly endorsed and accompanied by executed instruments of transfer or assignment, all in form and substance satisfactory to the Collateral Agent, (B) filing such financing or continuation statements, or amendments thereto, as may be necessary or desirable or that the Collateral Agent may request in order to perfect and preserve the security interest purported to be created hereby, and (C) furnishing to the Collateral Agent from time to time statements and schedules further identifying and describing the Collateral and such other reports in connection with the Collateral as the Collateral Agent may reasonably request, all in reasonable detail. To that end, the Company agrees that the Collateral Agent may file one or more financing statements disclosing the Collateral Agent's security interest in any or all of the Collateral of the Company without, to the extent permitted by law, the Company's signature thereon, and further the Company also hereby irrevocably makes, constitutes and appoints the Collateral Agent, its nominee or any other person whom the Collateral Agent may designate, as the Company's attorney in fact with full power and for the limited purpose to sign in the name of the Company any such financing statements, or amendments and supplements to financing statements, renewal financing statements, notices or any similar documents which in the Collateral Agent's reasonable discretion would be necessary, appropriate or convenient in order to perfect and maintain perfection of the security interests granted hereunder, such power, being coupled with an interest, being and remaining irrevocable so long as the Securities Purchase Agreement and the Notes are in effect or any amounts payable thereunder or under any other Transaction Document shall remain outstanding. The Company hereby agrees that a carbon, photographic or other reproduction of this Security Agreement or any such financing statement is sufficient for filing as a financing statement by the Collateral Agent without notice thereof to the Company wherever the Collateral Agent may in its sole discretion desire to file the same. In the event for any reason the law of any jurisdiction other than the State of New York becomes or is applicable to the Collateral of the Company or any part thereof, or to any of the Secured Obligations, the Company agrees to execute and deliver all such instruments and to do all such other things as the Collateral Agent in its sole discretion reasonably deems necessary or appropriate to preserve, protect and enforce the security interests of the Collateral Agent under the law of such other jurisdiction (and, if the Company shall fail to do so promptly upon the request of the Collateral Agent, then the Collateral Agent may execute any and all such requested documents on behalf of the Company pursuant to the power of attorney granted hereinabove). If any Collateral is in the possession or control of the Company's agent and the agent so requests, the Company agrees to notify such agent in writing of the agent's security interest therein and, upon the agent's request, instruct them to hold all such Collateral for the Purchasers' account and subject to the Collateral Agent's instructions. The Company agrees to mark its books and records to reflect the security interest of the Collateral Agent in the Collateral.

4.7Covenants Relating to Accounts.

(i)  Upon the occurrence of any Event of Default and during the continuation thereof, set aside and hold as trustee for the Collateral Agent any merchandise which is returned by a customer or account debtor or otherwise recovered. Unless and until an Event of Default occurs and is continuing, the Company may settle and adjust disputes and claims with its customers and account debtors, handle returns and recoveries and grant discounts, credits and allowances in the ordinary course of its business as presently conducted and otherwise for amounts and on terms which the Company in good faith considers advisable. However, upon the occurrence of any Event of Default and during the continuation thereof, if so instructed by the Collateral Agent, the Company shall settle and adjust disputes and claims at no expense to the Collateral Agent, but no discount, credit or allowance other than on normal trade terms in the ordinary course of business shall be granted to any customer or account debtor and no returns of merchandise shall be accepted by the Company without the Collateral Agent's consent. The Collateral Agent may (but shall not be required to), at all times upon the occurrence of any Event of Default and during the continuance thereof, settle or adjust disputes and claims directly with customers or account debtors for amounts and upon terms which the Collateral Agent considers advisable.

(ii)  If any of the Inventory is at any time evidenced by a document of title, immediately upon request by the Collateral Agent, deliver such document of title to the Collateral Agent.

(iii) If any Inventory or Equipment is in the possession or

control of the Company's agents or any other third party (including bailees and warehousemen and the operators of pipelines and storage facilities), the Company will, upon the reasonable request of the Collateral Agent, (A) notify such agents or third parties of the Collateral Agent's security interest therein; (B) instruct them to hold all such Inventory or Equipment pursuant to the Permitted Senior Debt, or for the Collateral Agent's and the Company's account and subject to the Permitted Senior Debt and the Collateral Agent's instructions; and (C) obtain a written acknowledgement from them that they are holding all such Inventory or Equipment pursuant to the Permitted Senior Debt and for the Collateral Agent's account.

(iv) If any Inventory or Equipment is stored with any third party, the Company shall cause all documents, instruments and certificates as the Collateral Agent may from time to time reasonably require related to such Inventory and Equipment to be delivered to the Collateral Agent, to the extent not required to be delivered under the Permitted Senior Debt, and the Company shall take or cause to be taken all such other actions as the Collateral Agent may from time to time require in connection with its security interest in such Inventory or Equipment.

4.8Covenants Relating to Copyrights.

(i)  Employ the Copyright for each Work with such notice of copyright as may be required by law to secure copyright protection.

(ii)  Not do any act or omit to do any act whereby any Copyright may become invalidated and (A) not do any act, or omit to do any act, whereby any Copyright may become injected into the public domain; (B) notify the Collateral Agent immediately if it knows, or has reason to know, that any Copyright may become injected into the public domain or of any adverse determination or development (including, without limitation, the institution of, or any such determination or development in, any court or tribunal in the United States or any other country) regarding the Company's ownership of any such Copyright or its validity; (C) take all necessary steps as it shall deem appropriate under the circumstances, to maintain and pursue each application (and to obtain the relevant registration) and to maintain each registration of each Copyright owned by the Company including, without limitation, filing of applications for renewal where necessary; and (D) promptly notify the Collateral Agent of any material infringement of any Copyright of the Company of which it becomes aware and take such actions as it shall reasonably deem appropriate under the circumstances to protect such Copyright, including, where appropriate, the bringing of suit for infringement, seeking injunctive relief and seeking to recover any and all damages for such infringement.

(iii) Not make any assignment or agreement in conflict with the security interest in the Copyrights of the Company hereunder.

4.9Covenants Relating to Patents and Trademarks.

(i) (A) Continue to use each Trademark on each and every trademark class of goods applicable to its current line as reflected in its current catalogs, brochures and price lists in order to maintain such Trademark in full force free from any claim of abandonment for non-use, (B) maintain as in the past the quality of products and services offered under such Trademark, (C) employ such Trademark with the appropriate notice of registration,

(D) not adopt or use any mark which is confusingly similar or a colorable imitation of such Trademark unless the Collateral Agent, for the ratable benefit of the Purchasers, shall obtain a perfected security interest in such mark pursuant to this Security Agreement, and (E) not (and not permit any licensee or sublicensee thereof to) do any act or knowingly omit to do any act whereby any such Trademark may become invalidated.

(ii)  Not do any act, or knowingly omit to do any act, whereby any Patent may become abandoned or dedicated.

(iii)  Notify the Collateral Agent and the Purchasers immediately if it knows, or has reason to know, that any application or registration relating to any Patent or Trademark may become abandoned or dedicated, or of any adverse determination or development (including, without limitation, the institution of, or any such determination or development in, any proceeding in the United States Patent and Trademark Office or any court or tribunal in any country) regarding the Company's ownership of any Patent or Trademark or its right to register the same or to keep and maintain the same.

(iv)  Whenever the Company, either by itself or through the Collateral Agent, employee, licensee or designee, shall file an application for the registration of any Patent or Trademark with the United States Patent and Trademark Office or any similar office or agency in any other country or any political subdivision thereof, the Company shall report such filing to the Collateral Agent and the Purchasers within five Business Days after the last day of the fiscal quarter in which such filing occurs. Upon request of the Collateral Agent, the Company shall execute and deliver any and all agreements, instruments, documents and papers as the Collateral Agent may reasonably request to evidence the Collateral Agent's and the Purchasers' security interest in any Patent or Trademark and the goodwill and general intangibles of the Company relating thereto or represented thereby.

(v)  Take all reasonable and necessary steps, including, without limitation, in any proceeding before the United States Patent and Trademark Office, or any similar office or agency in any other country or any political subdivision thereof, to maintain and pursue each application (and to obtain the relevant registration) and to maintain each registration of the Patents and Trademarks, including, without limitation, filing of applications for renewal, affidavits of use and affidavits of incontestability.

(vi)  Promptly notify the Collateral Agent and the Purchasers after it learns that any Patent or Trademark included in the Collateral is infringed, misappropriated or diluted by a third party and promptly sue for infringement, misappropriation or dilution, to seek injunctive relief where appropriate and to recover any and all damages for such infringement, misappropriation or dilution, or take such other actions as it shall reasonably deem appropriate under the circumstances to protect such Patent or Trademark.

(vii)  Not make any assignment or agreement in conflict with the security interest in the Patents or Trademarks of the Company hereunder.

4.10 New Patents, Copyrights and Trademarks.

(i)Promptly notify the Collateral Agent of any filing of any application for registration of any Copyright, Trademark or Patent with the United States Copyright Office or United States Patent and Trademark Office or any similar office or agency in any other country or any political subdivision thereof, and promptly deliver to the Collateral Agent (A) with respect to Copyrights, a duly executed Notice of Security Interest in Copyrights, (B) with respect to Patents, a duly executed Notice of Security Interest in Patents, (C) with respect to Trademarks, a duly executed Notice of Security Interest in Trademarks or (D) such other duly executed documents as the Collateral Agent may reasonably request in a form acceptable to counsel for the Collateral Agent and suitable for recording to evidence the security interest in the Copyright, Patent or Trademark which is the subject of such new application.

(ii) Concurrently with the delivery of the financial statements delivered pursuant to Section 4.5 of the Securities Purchase Agreement, provide the Collateral Agent with a listing of all applications, if any, for new Copyrights, Patents or Trademarks (together with a listing of the issuance of registrations or letters on present applications), which new applications and issued registrations or letters shall be subject to the terms and conditions hereunder.

 Article 5. Special Provisions Relating to Accounts. Anything herein to the contrary notwithstanding, the Company shall remain liable under each of the Accounts to observe and perform all the conditions and obligations to be observed and performed by it thereunder, all in accordance with the terms of any agreement giving rise to each such Account. Neither the Collateral Agent nor any Purchaser shall have any obligation or liability under any Account (or any agreement giving rise thereto) by reason of or arising out of this Security Agreement or the receipt by the Collateral Agent or any Purchaser of any payment relating to such Account pursuant hereto, nor shall the Collateral Agent or any Purchaser be obligated in any manner to perform any of the obligations of the Company under or pursuant to any Account (or any agreement giving rise thereto), to make any payment, to make any inquiry as to the nature or the sufficiency of any payment received by it or as to the sufficiency of any performance by any party under any Account (or any agreement giving rise thereto), to present or file any claim, to take any action to enforce any performance or to collect the payment of any amounts which may have been assigned to it or to which it may be entitled at any time or times.

Article 6.Special Provisions Regarding Inventory.

 6.1 Notwithstanding anything to the contrary contained in this Security Agreement, the Company may, unless and until an Event of Default occurs and is continuing and the Collateral Agent instructs the Company otherwise, without further consent or approval of the Collateral Agent, use, consume, sell, lease and exchange the Inventory in the ordinary course of its business as presently conducted, whereupon, in the case of such a sale or exchange, the security interest created hereby in the Inventory so sold or exchanged (but not in any proceeds arising from such sale or exchange) shall cease immediately without any further action on the part of the Collateral Agent.

6.2 Upon the Purchasers' purchasing the Notes and Warrants pursuant to the Securities Purchase Agreement, the Company shall be deemed to have warranted that all warranties of the Company set forth in this Security Agreement with respect to its Inventory are true and correct in all material respects with respect to such Inventory, including without limitation that such Inventory is located at a location permitted by Section 3(b) or 4(d) hereof.

Article 7.Events of Default.

The occurrence of an event which under the Notes would constitute an Event of Default (as defined in the Notes) shall be an event of default hereunder (an "Event of Default").

Article 8.Remedies. Subject to the terms of the Intercreditor Agreement:

 8.1 General Remedies. Upon the occurrence of an Event of Default and during continuation thereof, the Purchasers shall have, in addition to the rights and remedies provided herein, in the Transaction Documents or by law (including, but not limited to, the rights and remedies set forth in the Uniform Commercial Code of the jurisdiction applicable to the affected Collateral), the rights and remedies of a secured party under the UCC (regardless of whether the UCC is the law of the jurisdiction where the rights and remedies are asserted and regardless of whether the UCC applies to the affected Collateral), and further, the Collateral Agent may, with or without judicial process or the aid and assistance of others, (i) enter on any premises on which any of the Collateral may be located and, without resistance or interference by the Company, take possession of the Collateral, (ii) dispose of any Collateral on any such premises, (iii) require the Company to assemble and make available to the Collateral Agent at the expense of the Company any Collateral at any place and time designated by the Collateral Agent which is reasonably convenient to both parties, (iv) remove any Collateral from any such premises for the purpose of effecting sale or other disposition thereof, and/or (v) without demand and without advertisement, notice, hearing or process of law, all of which the Company hereby waives to the fullest extent permitted by law, at any place and time or times, sell and deliver any or all Collateral held by or for it at public or private sale, by one or more contracts, in one or more parcels, for cash, upon credit or otherwise, at such prices and upon such terms as the Collateral Agent deems advisable, in its sole discretion (subject to any and all mandatory legal requirements). In addition to all other sums due the Collateral Agent and the Purchasers with respect to the Secured Obligations, the Company shall pay the Collateral Agent and each of the Purchasers all reasonable documented costs and expenses incurred by the Collateral Agent or any such Purchasers, including, but not limited to, reasonable attorneys' fees and court costs, in obtaining or liquidating the Collateral, in enforcing payment of the Secured Obligations, or in the prosecution or defense of any action or proceeding by or against the Collateral Agent or the Purchasers or the Company concerning any matter arising out of or connected with this Security Agreement, any Collateral or the Secured Obligations, including, without limitation, any of the foregoing arising in, arising under or related to a case under any bankruptcy, insolvency or similar law. To the extent the rights of notice cannot be legally waived hereunder, the Company agrees that any requirement of reasonable notice shall be met if such notice is personally served on or mailed, postage prepaid, to the Company in accordance with the notice provisions of Section 12.6 of the Securities Purchase Agreement at least ten (10) days before the time of sale or other event giving rise to the requirement of such notice. The Collateral Agent and the Purchasers shall not be obligated to make any sale or other disposition of the Collateral regardless of notice having been given. To the extent permitted by law, any Purchaser may be a purchaser at any such sale. To the extent permitted by applicable law, the Company hereby waives all of its rights of redemption with respect to any such sale. Subject to the provisions of applicable law, the Collateral Agent and the Purchasers may postpone or cause the postponement of the sale of all or any portion of the Collateral by announcement at the time and place of such sale, and such sale may, without further notice, to the extent permitted by law, be made at the time and place to which the sale was postponed, or the Collateral Agent and the Purchasers may further postpone such sale by announcement made at such time and place.

 8.2 Remedies relating to Accounts. Upon the occurrence of an Event of Default and during the continuation thereof, whether or not the Collateral Agent has exercised any or all of its rights and remedies hereunder, the Collateral Agent or its designee may notify the Company's customers and account debtors that the Accounts of the Company have been assigned to the Collateral Agent or of the Collateral Agent's security interest therein, and may (either in its own name or in the name of the Company or both) demand, collect, receive, take receipt for, sell, sue for, compound, settle, compromise and give acquittance for any and all amounts due or to become due on any Account, and, in the Collateral Agent's discretion, file any claim or take any other action or proceeding to protect and realize upon the security interest of the Purchasers in the Accounts. The Company acknowledges and agrees that the Proceeds of its Accounts remitted to or on behalf of the Collateral Agent in accordance with the provisions hereof shall be solely for the Collateral Agent's own convenience and that the Company shall not have any right, title or interest in such Accounts or in any such other amounts except as expressly provided herein. The Collateral Agent may apply all or any part of any Proceeds of Accounts or other Collateral received by it from any source to the payment of the Secured Obligations (whether or not then due and payable). The Collateral Agent shall have no obligation to apply or give credit for any item included in proceeds of Accounts or other Collateral until it has received final payment therefor at its offices in cash. However, if the Collateral Agent does permit credit to be given for any item prior to receiving final payment therefor and the Collateral Agent fails to receive such final payment or an item is charged back to the Collateral Agent for any reason, the Collateral Agent may at its election in either instance charge the amount of such item back against the Company, together with interest thereon at a rate equal to the Late Charge (as defined in the Notes). The Company hereby indemnifies the Collateral Agent from and against all liabilities, damages, losses, actions, claims, judgments, costs, expenses, charges and reasonable attorneys' fees (except such as result from the Collateral Agent's gross negligence or willful misconduct) suffered or incurred by the Collateral Agent because of the maintenance of the foregoing arrangements. The Collateral Agent shall have no liability or responsibility to the Company for accepting any check, draft or other order for payment of money bearing the legend "payment in full" or words of similar import or any other restrictive legend or endorsement whatsoever or be responsible for determining the correctness of any remittance.

 8.3 Access. In addition to the rights and remedies hereunder, upon the occurrence of an Event of Default and during the continuance thereof, the Collateral Agent shall have the right to take physical possession of any and all of the Collateral and anything found therein, the right for that purpose to enter without legal process and without breach of the peace any premises where the Collateral may be found (provided such entry be done lawfully), and the right to maintain such possession on the Company's premises (the Company hereby agreeing to lease warehouses and storage facilities to the Collateral Agent or its designee if the Collateral Agent so requests) or to remove the Collateral or any part thereof to such other places as the Collateral Agent may desire. Upon the occurrence of any Event of Default and during the continuation thereof, the Company shall, upon the Collateral Agent's demand, assemble the

Collateral and make it available to the Collateral Agent at a place reasonably designated by the Collateral Agent. If the Collateral Agent exercises its right to take possession of the Collateral, the Company shall also at its expense perform any and all other steps reasonably requested by the Collateral Agent to preserve and protect the security interest hereby granted in the Collateral, such as placing and maintaining signs indicating the security interest of the Collateral Agent, appointing overseers for the Collateral and maintaining inventory records.

 8.4 Nonexclusive Nature of Remedies. Failure by the Collateral Agent or the Purchasers to exercise any right, remedy or option under this Security Agreement, any other Transaction Document or as provided by law, or any delay by the Collateral Agent or the Purchasers in exercising the same, shall not operate as a waiver of any such right, remedy or option. No waiver hereunder shall be effective unless it is in writing, signed by the party against whom such waiver is sought to be enforced and then only to the extent specifically stated, which in the case of the Collateral Agent or the Purchasers shall only be granted as provided herein. To the extent permitted by law, neither the Collateral Agent, the Purchasers, nor any party acting as attorney for the Collateral Agent or the Purchasers, shall be liable hereunder for any acts or omissions or for any error of judgment or mistake of fact or law other than their gross negligence or willful misconduct hereunder. The rights and remedies of the Collateral Agents and the Purchasers under this Security Agreement shall be cumulative and not exclusive of any other right or remedy which the Collateral Agent or the Purchasers may have.

 8.5 Retention of Collateral. The Collateral Agent may, after providing the notices required by Section 9-620 of the UCC or otherwise complying with the requirements of applicable law of the relevant jurisdiction, to the extent the Collateral Agent is in possession of any of the Collateral, retain the Collateral in satisfaction of the Secured Obligations. Unless and until the Collateral Agent shall have provided such notices, however, the Collateral Agent shall not be deemed to have retained any Collateral in satisfaction of any Secured Obligations for any reason.

 8.6 Deficiency. In the event that the proceeds of any sale, collection or realization are insufficient to pay all amounts to which the Collateral Agent or the Purchasers are legally entitled, the Company shall be jointly and severally liable for the deficiency, together with interest at a rate equal to the Late Charge (as defined in the Notes), together with the costs of collection and the reasonable fees of any attorneys employed by the Collateral Agent to collect such deficiency. Any surplus remaining after the full payment and satisfaction of the Secured Obligations shall be returned to the Company or to whomsoever a court of competent jurisdiction shall determine to be entitled thereto.

Article 9.Rights of the Collateral Agent. Subject to the terms of the Intercreditor

Agreement:

9.1 Power of Attorney. In addition to other powers of attorney contained herein, the Company hereby designates and appoints the Collateral Agent, on behalf of the Purchasers, and each of its designees or agents, as attorney-in-fact of the Company, irrevocably and with power of substitution, with authority to take any or all of the following actions upon the occurrence and during the continuance of an Event of Default:

(i)  demand, collect, settle, compromise, adjust, give discharges and releases, all as the Collateral Agent may reasonably determine;

(ii)  commence and prosecute any actions at any court for the purposes of collecting any Collateral and enforcing any other right in respect thereof;

(iii)  defend, settle or compromise any action brought and, in connection therewith, give such discharge or release as the Collateral Agent may deem reasonably appropriate;

(iv)  receive, open and dispose of mail addressed to the Company and endorse checks, notes, drafts, acceptances, money orders, bills of lading, warehouse receipts or other instruments or documents evidencing payment, shipment or storage of the goods giving rise to the Collateral of the Company on behalf of and in the name of the Company, or securing, or relating to such Collateral;

(v)  sell, assign, transfer, make any agreement in respect of, or otherwise deal with or exercise rights in respect of, any Collateral or the goods or services which have given rise thereto, as fully and completely as though the Collateral Agent were the absolute owner thereof for all purposes;

(vi)  adjust and settle claims under any insurance policy relating thereto;

(vii)  execute and deliver all assignments, conveyances, statements, financing statements, renewal financing statements, security agreements, affidavits, notices and other agreements, instruments and documents that the Collateral Agent may reasonably determine to be necessary in order to perfect and maintain the security interests and liens granted in this Security Agreement and in order to fully consummate all of the transactions contemplated therein;

(viii)  institute any foreclosure proceedings that the Collateral

Agent may deem appropriate; and

(ix) do and perform all such other acts and things as the Collateral Agent may reasonably deem to be necessary, proper or convenient in connection with the Collateral.

This power of attorney is a power coupled with an interest and shall be irrevocable for so long as any of the Secured Obligations remain outstanding or any Note is in effect. The Collateral Agent shall be under no duty to exercise or withhold the exercise of any of the rights, powers, privileges and options expressly or implicitly granted to the Collateral Agent in this

Security Agreement, and shall not be liable for any failure to do so or any delay in doing so. The Collateral Agent shall not be liable for any act or omission or for any error of judgment or any mistake of fact or law in its individual capacity or its capacity as attorney-in-fact except acts or omissions resulting from its gross negligence or willful misconduct. This power of attorney is conferred on the Collateral Agent solely to protect, preserve and realize upon its security interest in the Collateral.

 9.2 Performance by the Collateral Agent of Obligations. If the Company fails to perform any agreement or obligation contained herein, the Collateral Agent itself may perform, or cause performance of, such agreement or obligation, and the expenses of the Collateral Agent incurred in connection therewith shall be payable by the Company on a joint and several basis pursuant to Section 23 hereof.

 9.3 Assignment by the Collateral Agent. Subject to Section 10 of the Securities Purchase Agreement, the Collateral Agent may from time to time assign the Secured Obligations and any portion thereof and/or the Collateral and any portion thereof, and the assignee shall be entitled to all of the rights and remedies of the Collateral Agent under this Security Agreement in relation thereto.

 9.4 The Collateral Agent's Duty of Care. Other than the exercise of reasonable care to assure the safe custody of the Collateral while being held by the Collateral Agent hereunder, the Collateral Agent shall have no duty or liability to preserve rights pertaining thereto, it being understood and agreed that the Company shall be responsible for preservation of all rights in the Collateral, and the Collateral Agent shall be relieved of all responsibility for the Collateral upon surrendering it or tendering the surrender of it to the Company. The Collateral Agent shall be deemed to have exercised reasonable care in the custody and preservation of the Collateral in its possession if the Collateral is accorded treatment substantially equal to that which the Collateral Agent accords its own property, which shall be no less than the treatment employed by a reasonable and prudent Collateral Agent in the industry, it being understood that the Collateral Agent shall not have responsibility for taking any necessary steps to preserve rights against any parties with respect to any of the Collateral.

 Article 10. Application of Proceeds. In accordance with the terms of the Intercreditor Agreement, upon the occurrence and during the continuation of an Event of Default, the Proceeds and avails of the Collateral at any time received by the Collateral Agent shall, when received by the Collateral Agent in cash or its equivalent, be applied as follows: first, to all reasonable costs and expenses of the Collateral Agent (including without limitation reasonable attorneys' fees and expenses) incurred in connection with the implementation and/or enforcement of this Security Agreement and/or any of the other Transaction Documents; second, to all costs and expenses of the Purchasers (including without limitation reasonable attorneys' fees and expenses) incurred in connection with the implementation and/or enforcement of this Security Agreement and/or any of the other Transaction Documents; third, to the principal amount of the Secured Obligations; fourth, to such of the Secured Obligations consisting of accrued but unpaid interest and fees; fifth, to all other amounts payable with respect to the Secured Obligations; and sixth, to the payment of the surplus, if any, to whoever may be lawfully entitled to receive such surplus. The Company shall remain liable to the Collateral Agent and the Purchasers for any deficiency.

Article 11. Costs of Counsel. If at any time hereafter, whether upon the occurrence of an Event of Default or not, the Collateral Agent employs counsel to prepare or consider amendments, waivers or consents with respect to this Security Agreement, or to take action or make a response in or with respect to any legal or arbitral proceeding relating to this Security Agreement or relating to the Collateral, or to protect the Collateral or exercise any rights or remedies under this Security Agreement or with respect to the Collateral, then the Company agrees to promptly pay upon demand any and all such reasonable documented costs and expenses incurred by the Collateral Agent or the Purchasers, all of which costs and expenses shall constitute Secured Obligations hereunder.

Article 12. Continuing Agreement.

12.1 This Security Agreement shall be a continuing agreement in every respect and shall remain in full force and effect so long as the Securities Purchase Agreement and the Notes are in effect or any amounts payable thereunder or under any Note shall remain outstanding. Upon such payment and termination, this Security Agreement shall be automatically terminated and the Purchasers shall, upon the request and at the expense of the Company, forthwith release all of its liens and security interests hereunder and shall execute and deliver all UCC termination statements and/or other documents reasonably requested by the Company evidencing such termination. Notwithstanding the foregoing all releases and indemnities provided hereunder shall survive termination of this Security Agreement.

12.2 This Security Agreement shall continue to be effective or be automatically reinstated, as the case may be, if at any time payment, in whole or in part, of any of the Secured Obligations is rescinded or must otherwise be restored or returned by the Collateral Agent or any Purchaser as a preference, fraudulent conveyance or otherwise under any bankruptcy, insolvency or similar law, all as though such payment had not been made; provided that in the event payment of all or any part of the Secured Obligations is rescinded or must be restored or returned, all reasonable costs and expenses (including without limitation any reasonable legal fees and disbursements) incurred by the Collateral Agent or any Purchaser in defending and enforcing such reinstatement shall be deemed to be included as a part of the Secured Obligations.

Article 13. Amendments; Waivers; Modifications. This Security Agreement and the provisions hereof may not be amended, waived, modified, changed, discharged or terminated except with the written consent of the Required Holders.

Article 14. Successors in Interest. This Security Agreement shall create a continuing security interest in the Collateral and shall be binding upon the Company, its successors and assigns and shall inure, together with the rights and remedies of the Collateral Agent and the Purchasers hereunder, to the benefit of the Collateral Agent and the Purchasers and their successors and permitted assigns; provided, however, the Company may not assign its rights or delegate its duties hereunder without the prior written consent of the Collateral Agent. To the fullest extent permitted by law, the Company hereby releases the Collateral Agent and each Purchasers, and its successors and permitted assigns, from any liability for any act or omission relating to this Security Agreement or the Collateral, except for any liability arising from the gross negligence or willful misconduct of the Collateral Agent, or such Purchasers, or its officers, employees or Collateral Agents.

Article 15. Notices. All notices required or permitted to be given under this Security Agreement shall be in conformance with Section 12.6 of the Securities Purchase Agreement.

Article 16. Counterparts. This Security Agreement may be executed in any number of counterparts, each of which where so executed and delivered shall be an original, but all of which shall constitute one and the same instrument. It shall not be necessary in making proof of this Security Agreement to produce or account for more than one such counterpart.

Article 17. Headings. The headings of the sections and subsections hereof are provided for convenience only and shall not in any way affect the meaning or construction of any provision of this Security Agreement.

Article 18. Governing Law; Jurisdiction; Jury Trial. All questions concerning the construction, validity, enforcement and interpretation of this Security Agreement shall be governed by the internal laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of New York. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the City of New York, Borough of Manhattan for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for such notices to it under this Security Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION WITH OR ARISING OUT OF THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY.

Article 19. Severability. If any provision of this Security Agreement is determined to be illegal, invalid or unenforceable, such provision shall be fully severable and the remaining provisions shall remain in full force and effect and shall be construed without giving effect to the illegal, invalid or unenforceable provisions.

Article 20. Entirety. This Security Agreement and the other Transaction Documents represent the entire agreement of the parties hereto and thereto, and supersede all prior agreements and understandings, oral or written, if any, including any commitment letters or correspondence relating to the Notes or the transactions contemplated herein and therein.

Article 21. Survival. All representations and warranties of the Company hereunder shall survive the execution and delivery of this Security Agreement and the other Transaction Documents, the delivery of the Notes.

Article 22. Other Security. To the extent that any of the Secured Obligations are now or hereafter secured by property other than the Collateral (including, without limitation, real property and securities owned by the Company), or by a guarantee, endorsement or property of any other Person, then the Collateral Agent and the Purchasers shall have the right to proceed against such other property, guarantee or endorsement upon the occurrence and during the continuance of any Event of Default (unless waived or cured in accordance with the Notes), and the Collateral Agent and the Purchasers have the right, in their sole discretion, to determine which rights, security, liens, security interests or remedies the Collateral Agent and the Purchasers shall at any time pursue, relinquish, subordinate, modify or take with respect thereto, without in any way modifying or affecting any of them or any of the Collateral Agent's and the Purchasers' rights or the Secured Obligations under this Security Agreement, under any other of the Transaction Documents.

Article 23. Rights of Required Holders. All rights of the Collateral Agent hereunder, if not exercised by the Collateral Agent, may be exercised by the Required Holders.

[Remainder of page intentionally left blank.]

Each of the parties hereto has caused a counterpart of this Security Agreement to be duly executed and delivered as of the date first above written.

COMPANY:

VERUTEK TECHNOLOGIES, INC.

By:	/s/

Title

COLLATERAL AGENT:

NITE CAPITAL MASTER, LTD, as Collateral Agent

By:	/s/

Title

[Signature Page to Security Agreement]

Each of the parties hereto has caused a counterpart of this Security Agreement to be duly executed and delivered as of the date first above written.

COMPANY:

VERUTEK TECHNOLOGIES, INC.

By:	/s/

Title

COLLATERAL AGENT:

NITE CAPITAL MASTER, LTD, as Collateral Agent

By:	/s/

Title

[Signature Page to Security Agreement]